Exhibit 10.79

ENVIRONMENTAL POWER CORPORATION

NON-INCENTIVE STOCK OPTION AGREEMENT

This Non-Incentive Stock Option Agreement (the “Agreement”) is made this              day of                     , 20     between Environmental Power Corporation, a Delaware corporation (the “Company”), and                     , an individual residing in                      (“Holder”).

WITNESSETH, THAT:

WHEREAS, the Holder is a non-employee director of the Company.

WHEREAS, the Company has adopted the Environmental Power Corporation Restated 2002 Director Option Plan (the “Plan”), which provides for issuance to non-employee directors of stock options for the purchase of shares of common stock of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan.

NOW THEREFORE, in accordance with the terms and conditions of the Plan and the mutual covenants herein contained, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants Holder the right and option (the “Option”) to purchase all or any part of an aggregate of fourteen thousand, two hundred eighty six (14,286) shares of the Company’s common stock, par value $.01 per share (“Common Stock”), at the Option price of $             per share on the terms and conditions set forth in this Agreement and in the Plan. It is understood and agreed that the Option price is equal to the per share fair market value of such shares on the date of this Agreement. The Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is issued pursuant to the Plan and is subject to its terms. A copy of the Plan will be furnished upon request of Holder.

The Option shall terminate at the close of business on [ten years after the date of grant] or such shorter period as is prescribed herein. Holder shall not have any of the rights of a shareholder with respect to the shares subject to the Option until such shares shall be issued to Holder upon the proper exercise of the Option.

2. Vesting of Option Rights.

(a) Except as otherwise provided in Section 3 of this agreement, the Option may be exercised by Holder in full beginning on the date hereof.

(b) During the lifetime of Holder, the Option shall be exercisable only by Holder and shall not be assignable or transferable by Holder, other than by will or the laws of descent and distribution.

3. Exercise of Option after Death or Termination of Service. The Option shall terminate and may no longer be exercised if Holder ceases to serve as a director of the Company, except that:

(a) If Holder’s directorship shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined below) or Holder’s death or disability (as set forth in Section 3(c)), Holder may at any time within a period of 90 days after such termination exercise the Option to the extent the Option was exercisable by Holder on the date of the termination of Holder’s directorship.

(b) If Holder’s directorship is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination. As used herein, “Cause” shall mean (i) Holder’s breach of any contractual obligation to the Company under the terms of the Plan, this Agreement, or any other agreement between Holder and the Company, or of any fiduciary duty to the Company, (ii) Holder’s conviction of any crime involving moral turpitude or any felony, (iii) Holder’s failure to carry out any reasonable directive of the Company, (iv) Holder’s embezzlement of funds of the Company, (v) any conduct by Holder which is detrimental to the Company, (vi) any failure by Holder to comply with the policies or performance standards of the Company, or (vii) a demonstrated lack of commitment of Holder to the Company.

(c) If Holder shall die while the Option is still exercisable according to its terms, or if directorship is terminated because Holder has become disabled (within the meaning of Code Section 22(e)(3)) while a director, in the employ or performing consulting services for the Company and Holder shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Holder’s death or date of termination of directorship for disability by Holder, personal representatives or administrators, or guardians of Holder, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Holder was entitled to purchase under the Option on the date of death, termination of directorship, if earlier, or date of termination for such disability.

(d) Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period, accompanied by payment of the purchase price as set forth below.

(a) The Option can be exercised only by Holder or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

(b) Holder may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or, with the approval of the Company in its sole and absolute discretion (and subject to applicable law and upon such terms and conditions as the Company may require), by delivering to the Company for cancellation outstanding shares of the Company’s Common Stock with a fair market value as of the date of exercise equal to the option price or the portion thereof which the Holder elects to pay by tendering such shares. For purposes of this Section 4(b), the fair market value of the Company’s Common Stock as of any date shall be as determined by the Company pursuant to the terms of the Plan, and the Holder may only surrender shares of Company’s Common Stock in payment of the purchase price if a period of at least six months has elapsed since such shares were acquired from the Company.

5. Forfeiture of Option and Option Gain Resulting From Certain Activities.

(a) If, at any time that (i) is two (2) years after the date that Holder has exercised the Option or (ii) is two (2) years after the date of the termination of Holder’s directorship with the Company for any reason whatsoever while an option agreement under the Plan is in effect, whichever is longer, Holder engages in any Forfeiture Activity (as defined below) then (i) the Option shall immediately terminate effective as of the date any such activity first occurred, and (ii) any gain received by Holder pursuant to the exercise of the Option granted hereunder must be paid to the Company within 30 days of demand by the Company. For purposes hereof, the gain on any exercise of the Option shall be determined by multiplying the number of shares purchased pursuant to the Option times the excess of the fair market value of a share of the Company’s common stock on the date of exercise (without regard to any subsequent increase or decrease in the fair market value) over the exercise price. The fair market value of the Company’s Common Stock as of any date shall be as reasonably determined by the Company.

(b) As used herein, Holder shall be deemed to have engaged in a Forfeiture Activity if Holder (i) directly or indirectly, engages in any business activity on his or her own behalf or as a partner, shareholder, director, trustee, principal, agent, Holder, consultant or otherwise of any person or entity which is in any respect in competition with or competitive with the Company, or solicits, entices or induces any Holder or representative of the Company to engage in any such activity, (ii) directly or indirectly solicits, entices or induces (or assists any other person or entity in soliciting, enticing or inducing) any customer or potential customer (or agent, Holder or consultant of any customer or potential customer) with whom Holder had contact in the course of his or her service with the Company to deal with a competitor of the Company, or (iii) fails to hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge and data, including customer lists and information, business plans and business strategy (“Confidential Data”) relating in any way to the business of the Company for so long as such Confidential Data remains confidential.

(c) If any court of competent jurisdiction shall determine that the foregoing forfeiture provision is invalid in any respect, the court so holding may limit such covenant either or both in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against Holder. Holder shall acknowledge that the remedy of law for any breach of the foregoing covenant not to compete will be inadequate, and that the Company shall be entitled, in addition to any remedy of law, to preliminary and permanent injunctive relief.

6. Miscellaneous.

(a) Neither the Plan nor this Agreement shall (i) be deemed to give any individual a right to remain a director of the Company, (ii) restrict the right of the Company to fail to renominate or to remove a director, with or without cause, or (iii) be deemed to be a written contract for service as a director. Holder shall have none of the rights of a shareholder with respect to shares subject to the Option until such shares shall have been issued to Holder upon exercise of the Option.

(b) The exercise of all or any parts of the Option shall only be effective at such time that the sale of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

(c) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 3(c), and during Holder’s lifetime the Option is exercisable only by Holder.

(d) If there shall be any change in the common stock subject to the Option through merger, consolidation, reorganization, recapitalization, dividend or other distribution, stock split or other similar corporate transaction or event of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the Option rights granted hereunder; provided, however, that the number of shares subject to the Option shall always be a whole number.

(e) The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Company’s common stock as will be sufficient to satisfy the requirements of this agreement.

(f) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Holder.

(g) The Company, in its sole and absolute discretion, may allow Holder to satisfy Holder’s federal and state income tax withholding obligations upon exercise of the Option by (i) having the Company withhold a portion of the shares of common stock otherwise to be delivered upon exercise of the Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its common stock other than the shares issuable upon exercise of the Option with a fair market value equal to such taxes, in accordance with such rules.

IN WITNESS WHEREOF, the Company and Holder have executed this agreement on the date set forth in the first paragraph.

ENVIRONMENTAL POWER CORPORATION

By:
Its:

HOLDER:

[name of non-employee director]

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